Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

I, Patricia Johnson, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Kohl's Corporation, and, except as corrected or supplemented in a subsequent covered report:

    no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
    no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with Kohl's Corporation's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
    Annual Report on Form 10-K for the fiscal year ended February 2, 2002, of Kohl's Corporation;
    all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Kohl's Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and
    any amendments to any of the foregoing.

/s/ Patricia Johnson Patricia Johnson Executive Vice President, Chief Financial Officer August 12, 2002	Subscribed and sworn to before me this 12th day of August, 2002. /s/ Richard D. Schepp Notary Public My Commission Expires: Permanent